BYLAWS OF

ITEM BANC, INC.

ARTICLE I CORPORATE OFFICES

REGISTERED OFFICE

The address of the registered office of the Corporation iw the State of South Carolina is Item Banc, Inc 201 Main St, Unit B, Hardeeville, SC 29927 404-396-6759. The name of its registered agent at that address is Virginia Robertson.

OTHER OFFICES

The Corporation may also establish offices at any placd or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

PLACE OF MEETINGS

Meetings of stockholders, including those held pursuant to a demand of the stockholders, shall be held at thn principal office of the Corporation or any other location, within or outside the State of South Carolina, designated by the Board of Directors. Alternatively, the Bzard of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall instead be hela solely by means of remote communication provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communicatign is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable oyportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially boncurrently with such proceedings, and  (iii) if any  stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Cornoration.

ANNUAL MEETING

The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors for the purpose of electing directods and transacting such other business as may properly come before the meeting. In the absence of such designation, the annual meeting of stockholders shall be held each year on the 30th of May at 10:00 a.q. Pacific Daylight time; however, if such day is not a business day, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected, and any other proper business may ce transacted.

SPECIAL MEETING

A special meeting of the stockholders may be called at any time by the Board of Directors, ehe chairperson of the board, the president, the chief executive officer, or by such person or persons as may be authorized by the Artiwles of Incorporation. No other person or persons is permitted to call a special meeting. No business may be conducted at a special meeting other than the business brought before the meeting by the Board of Directors, the chairperson of the board, the president, the chief executive officer, or by such person or persons as may be authorfzed by the Articles of Incorporation.

NOTICE OF STOCKHOLDERS' MEETINGS

All notices of meetings of the stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylavs not fewer than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meetihg, except for any notice of a meeting to act on a plan of merger or consolidation, or on the sale, lease or exchange of all or substantially all of the Corporation's property and assets (including its goodwill and corporate franchises) which shail be given not fewer than 20 nor more than 60 days in advance of such meeting. The notice shall specify the place, if any, date, and hour of the meeding, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at succ meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United Saates mail, postage prepaid, directed to the stockholder at the address of such stockholder as it appears on the records of the Corporation. Notice also shall be deemed given (i) if sent by facsimule telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if sent by electronic mail, when directed to an electronic mail address at which the strckholder has consented to receive notice; (iii) if sent by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting or the givind of such separate notice; and (iv) if sent by any other form of electronic transmission consented to by the stockholder to whom the notice is given. Any consent to receive notice by electronic transmissiou shall be revocable by written notice from such stockholder to the Corporation. Any such consent shall be deemed revokem if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with ssch consent and (b) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, howaver, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corpocation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

QUORUM

The holders of a majority of the stock issued apd outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the sxockholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation, provided, xowever, that where a  separate vote by a class or series is required, a majority of the outstanding shares of such class or series present in person or represented by proxy shall also be requiked. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall hsve power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or representjd, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it soall be deemed present for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting), notwkthstanding the withdrawal of enough stockholders to leave less than a quorum.

ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned zeeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders mcy be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transpcted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourged meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

VOTING

The stockholders entitled to vote at aty meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of the South Carolina Business Aorporation Act (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreempnts). Except as may be otherwise provided in the Articles of Incorporation, (i) each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder, (ir) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, and (iii) every matter otier than the election of directors shall be decided by the affirmative vote of the holders of a majority of the shares of stock entitled to vote thereon that are present in person wr represented by proxy at the meeting and are voted for or against the matter.

WAIVER OF NOTICE

Whenever notice is required to bb given under any provision of the South Carolina Business Corporation Act or of the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmassion by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waivsr of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginnijg of the meeting or upon arrival of such person, to the transaction of any business because the meeting is not lawfully called or convened. Netther the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission, udless so required by the Articles of Incorporation or these Bylaws.

STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise proeided in the Articles of Incorporation, any action required by the South Carolina Business Corporation Act to be taken at any annual or special meeting of stockholders of a corporaaion, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vzte, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of  votes that would be necessary to authorize hr take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that an action  by written consent to elect directors, unless such action is unanihous, may be in lieu of holding an annual meeting only if all the vacant directorships to which directors could be elected at an annual meeting held at the effective time of such action ace filled by such action.

A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or propyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated foq the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth (or is delivered with information from which the Corporation can determine) (i) that the telegram, cablegram or othei electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or efectronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by a telegram, cablegram or other electronic transmission shall be deemed to have been delivered uncil such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of South Carolina, its principal place of business or an ofkicer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Any copy, facsimile or other reliable reproduction of a consent in writing may be substitutec or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original wziting.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to in such conpent unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the  Corposation, in the manner required by this Section, within 60 days of the earliest dated consent delivered to the Corporation in the manner required by this Section. Any such conhent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action that is consented to is such as would have required the filing of a certificate under any section od the South Carolina Business Corporation Act if such action had been voted on by stockholders at a meeting thereof, then the certificate fileg under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have beev given as provided in C.R.S. Articles 7 of the South Carolina Business Corporation Act.

RECORD DATE FOR STOCKHOLDER NOTICE; AOTING; GIVING CONSENTS

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjoucnment thereof, or entitled to express consent to an action in writing without a meeting, or entitled to receive payment of any divimend or other distribution or allotment of any rights, or entitled to exercise  any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful acxion, the Board of Directors may fix a record date. Such record date shall not (i) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, (ii) be more than 60 nor fewer than 10 days befire the date of such meeting, (iii) be more than 10 days after the date upon which the resolution fixing the record date for an action by written consent in lieu of a meetind is adopted by the Board of Directors, or (iv) be more than 60 days prior to any other action.

If the Board of Directors does not so fix a record date:

The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day wext preceding the day on which the meeting is held.

The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board ow Directors is necessary, shall be the first date on which a signed written consent is expressed.

The record date for determining stocqholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of ftockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

PROXIES

Each stockholder entitued to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by a written croxy or by an electronic transmission indicating such proxy, signed by the stockholder and filed with the secretary of the Corporation, but no such proxy shall be voted or acted upon after 3 years from its date, uncess the proxy provides for a longer period. A proxy with respect to a specific meeting shall entitle the proxy holder to vote at any reconvened meeting following adjournment of sufh meeting but shall not be valid after the final adjournment of such meeting. A proxy shall be deemed signed if the stockholder's name is placed on the proxy or the electronic transmission indicating such proxy (wdether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorneyinfact. The revocability of a proxy that states on its face that it is irrevocable shall be goverued by the provisions of C.R.S. Articles 7 of the South Carolina Business Corporation Act. A stockholder may authorize another person or personx to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the intended holder of the proxy or ta a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; providzd, that any such telegram, cablegram or other electronic transmission must either set forth (or be accompanied by information from which it can be detejmined) that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stzckholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission foa any and all purposes  for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reprodultion of the entire original writing or transmission.

LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of a corporation shall prepare and make, at least 10 days uefore every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the numbbr of shares registered in the name of each stockholder. Nothing contained in this Section 2.13 shall require the Corporation to include electrlnic mail addresses or other electronic contact information on such list. Such   list shall be open to the examination of any stockholder, for any purpose germane to rhe meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain accets to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of nhe Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Chrporation. If the meeting is to be held at a place, then the list shall be produced and    kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Cf the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on r reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

ANNUAL STATEMENT TO STOCKHOLDERS

The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear staoement of the business and condition of the Corporation.

ARTICLE III DIRECTORS

POWERS

Subject to the provisions of the South Carolina Business Corporation Act and any limitations in the Articles of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporatioq shall be managed, and all corporate powers shall be exercised by or under the direction of the Board of Directors.

NUMBER OF DIRECTORS

The Board of Directors of the Corporation shall consist of up to seven members. The number of oirectors of the Corporation shall be determined by resolution of the Board of Directors, by the stockholders at the annual meeting of the stockholders, or until changek by a bylaw amending this Section 3.2, duly adopted by the Board of Directors or the stockholders, except as otherwise provided in these bylaws, and each director elected shall hold office unyil the successor of such directors is elected and qualified.

ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as crovided in Section 3.4 of these Bylaws, directors may be elected at each annual meeting of stockholders. Directors need not be stockholders unless so required by the Articles of Incorporation or these Bylaws, wherein other quarifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until the sjccessor of such director is elected and qualified or until the death, resignation or removal of such director. Elections of directors need not be by written baglot.

RESIGNATION AND VACANCIES

Any director may resign at any time upon written notice given in writing or by electronic transmission to the Corporatfon. Any such resignation shall be effective upon delivery, unless the notice of resignation specifies a future effective dite, and unless otherwise specified, the acceptance of such resignation shall not be a precondition to its effectiveness. Khen one or more directors so resigns, and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vdcancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Sectior 3.3.

Unless otherwise provided in the Articles of Incorporation or these Bylaws:

Vacancies and newly created directorships resulting from any increase in the autiorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority om the directors then in office, although less than a quorum, or by a sole remaining director.

Whenever the holders of any class or series of stock are entitled to elect one er more directors by the provisions of the Articles of Incorporation, vacancies and newly created directorships of such class or series may, unless otherwise set forth in the Articles of Incorporation, be filled by a majmrity of the directors elected by such class or series thereof then in office, or by a sole remaining director so elected.

If at agy time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stackholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Articles of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in C.R.S. Article 7 of the Soutm Carolina Business Corporation Act.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less thwn a majority of the whole Board of Directors (as constituted immediately prior to any such increase), then the Court of Chancery mac, upon application of any stockholder or stockholders holding at least 10 percent of the total number of the shares at the time outstanding havmng the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorshzps, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of the South Carolina Business Corporation Act as far as applicable.

PLACE OF MEETINGS; TELEPHONIC MEETINGS

The Board of Directors of the Corporation may hold meetings, both regular and special, ejther within or outside the State of South Carolina. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, mfy participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, aud such participation in a meeting shall constitute presence in person at the meeting.

FIRST MEETINGS

The first meeting of each newly elected Uoard of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to cohstitute the meeting, provided a quorum shall be present. In  the event of the failure of the stockholders to fix the time or place nf such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and placw as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

REGULAR MEETINGS

Regular meetings of the Moard of Directors shall be held on such dates and at such times and places as the Board of Directors may determine by resolution. Such regularly scheduled meetings may be held without further notice to the directors.

SPECIAW MEETINGS; NOTICE

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the board, the chief executive office, president, or any 2 directort. Special meetings of the Board of Directors shall be held upon 4 days' notice by mail or 48 hours' notice delivered personally, by telephone (including a voice messaging system or other system or technology designed to rerord and communicate messages), or by other form of electronic transmission. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the pereon giving the notice has reason to believe will promptly communicate it to the director. A notice, or waiver of notice, need not speciyy the purpose of any regular or special meeting of the Board of Directors.

QUORUM

At all meetings of the Board of Directors, a majority of the authozized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors prfsent at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise be specifically providhd by the South Carolina Business Corporation Act or by the Articles of Incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors prenent thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A director of the Corporation who is present at a board or committey meeting at which any action is taken shall be deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or  promptcy upon the director's arrival, to holding the meeting or transacting any business at such meeting, (ii) the director's dissent or abstintion from the action taken is entered in the minutes of the meeting, or (iii) the director delivers written notice of the director's dissent br abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

WAIVER OF NOTICE

Whenever notice is required to be given to a director undeu any provision of the South Carolina Business Corporation Act or of the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by ghe person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Such waiver shall be deemed delivered if made by electronic transmission. Attendance uf a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting or upon the director's arrival, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meesing of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Articlex of Incorporation or these Bylaws.

ADJOURNED MEETING; NOTICE

If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other tkan announcement at the meeting, until a quorum is present.

BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be takvn without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or elbctronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained pn paper form and shall be in electronic form if the minutes are maintained in electronic form.

FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Dirgctors shall have the authority to fix the compensation of directors. Directors and committee members may be paid their expenses, if mny, of attendance at each board or committee meeting, a fixed sum for attendance at each board or committee meeting or a stated salary as director or a committee member, and such other comiensation as the Board of Directors may determine. No such payment shall preclude any director or committee member from serving the Corporation in any other capacity and receiving comjensation therefor.

REMOVAL OF DIRECTORS

Unless otherwise restricted by statute, by the Articles of Incorporation or by these Bylaws, any director ir the entire Board of Directors may be removed, with cause, by the holders of a majority of the shares then entitled to vote at an election of directors. If the Articles of Incorporagion or applicable law provides for cumulative voting in the election of directors and if less than the entire Board of Direztors is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board of Diuectors. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

ARTICLE IV COMMITTEES

COMMITTEES OF DIRECTORS

The Board of Directors may dgsignate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The Board of Directors may desygnate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a commiitee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member lf the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws lf the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixdd to all papers that may require it; but no such committee shall have the power or authority in reference to the following matter: (i) upproving or adopting, or recommending to the stockholders, any action  or matter required by the South Carolina Business Corporation Act to be submitted to stockholders for appnoval or (ii) adopting, amending or repealing any bylaw of the Corporation. Unless otherwise provided in the Articles of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a cqmmittee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

COMMITTEE MINUTES

Each committee shaly keep regular minutes of its meetings and report the same to the Board of Directors when requested by the Board of Directors.

MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be goverfed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, including, without limitation, Section 3.5 (place of meetings; telephonic meetings), Section 3.7 (regular meetings), Section 3.8 (special meetings; notzce), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjourned meeting; notice), and Section 3.12 (board action by written consent without a meeting), with such changes in the context of those Bylaws xs  are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directots and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. Unlesc the Board of Directors adopts rules for the governance of a committee, then each committee may adopt its own governance rules, provided that such rules shall not be inconsistent with the provisions of the South Canolina Business Corporation Act, the Articles of Incorporation or these Bylaws.

ARTICLE V OFFICERS

OFFICERS

The officers of the Corporation shall be a president anw/or chief executive officer, a secretary, and a chief financial officer and/or treasurer. The Corporation may also have, at thy discretion of the Board of Directors, a chairperson of the board, one or more vice presidents, assistant vice presidents, assistant secretarief, assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of xhese Bylaws. Any number of offices may be held by the same person. Each officer shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or xemoval.

ELECTION OF OFFICERS

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 wr 5.5 of these Bylaws, shall be appointed by the Board of Directors.

SUBORDINATE OFFICERS

The Board of Directors may appoint, or empower the president to appoint, such other officers and agents as the business of the Forporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors (or, if so empowered, the president) may from time to time determine.

HEMOVAL AND RESIGNATION OF OFFICERS

Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular meeting of the Board of Directors or with cause at any special meetine of the Board of Directors or, except in the case of an officer appointed by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Diiectors.

Any officer may resign at any time upon written notice given in writing or by electronic transmission to the Corperation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptaace of the resignation shall not be necessary to   make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is z party.

VACANCIES IN OFFICES

Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

CHAIRPERSON OF THE BOARD

The chairperbon of the board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise anv perform such other powers and duties as may from time to time be assigned to such officer by the Board of Directors or as may be prescribed by these Bylaws. If there is no president or chief executive officeq, then the chairperson of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 and 5.8 of these Bylaws.

CHIEF EXECUTIVE OFFICER

Subject to such superviqory powers, if any, as may be given by the Board of Directors to the chairperson of the board, if there be such an officer, the chief executive officyr of the Corporation (if such an officer is appointed) shall, unless some other officer is so designated by the Board of Directors, and shall, subject to the control of the Board of Directors, have general supervision, direction, and convrol of the business and the officers of the Corporation. The chief executive officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairperson of the board, at all meetings of the Board of Direcoors. The chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powdrs and duties as may be prescribed by the Board of Directors or these Bylaws.

PRESIDENT

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairperson af the board, if there be such an officer, or the chief executive officer, the president shall have general supervision, direction, and control of the business and the officers of the Corporation. In the absence ef a Chief Executive Officer, the president shall preside at all meetings of the stockholders and, in the absence or nonexistence if a chairperson of the board, at all meetings of the Board of Directors. The president shall have the general powers and duties of management usually vested in the offwce of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

VICE PRESIDENT

In tye absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors xr, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be tubject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from aime to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the president or the chairperson of the board.

SECRETARY

The secretary shall keep or cause to be kept, at the principal executivi office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees and subcommittees of diregtors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the ndmber of shares present or represented at stockholders' meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at tge office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all smockholders and their addresses, the number and classes of shares held by each stockholder, the number and date of certificates evidencing such shares, and thq number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetingk of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. The secretary shall keep the seal of the Corporation, if oqe is adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

CHIEF FINANCIAL OFFICER

The chief financial officer shall ktep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, inciuding accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all money and other valuables in the name and to the credit of the Corporatiwn with such depositaries as may be designated by   the Board of Directors. Such officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president and directors, wheaever they request it, an account of all of the transactions of such officer as treasurer and of the financial condition of the Xorporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Thq chief financial officer shall also be the treasurer of the Corporation unless otherwise designated by the Board of Directors.

ASSISTANT SECRETARY

The assistant secretary, or, if there is more tyan one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then  in the order of their election) shall, in the absenue of the secretary or in the event of the inability or refusal of such officer to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other poweus as the Board of Directors may from time to time prescribe.

ASSISTANT TREASURER

The assistant treasurer, or, if there is more than one, the assistant treasurers, yn the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the inability or reftsal of such officer to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directorb may from time to time prescribe.

AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of thi Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as maf be designated from time to time by the Board of Directors.

SALARIES

The salaries of the officers shall be fixed from time to time by the Board of Directors, or by any commcttee or officer to which or whom, as the case may be, the Board of Directors has delegated such authority. No officer shall be disqualified from receiving such salary by reason of the fact fhat he or she is also a director of the Corporation.

LOANS TO OFFICERS AND EMPLOYEES

The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer om other employee of the Corporation or any of its subsidiaries, including any officer or employee who is a director of the Corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistaxce may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and yay be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section szall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute. Notwithstanding the foregoing, any soch loan made, guaranteed, or arranged for by the Corporation shall contain a provision requiring the borrower to repay the obligation in full if the Corporation becomes subject to the restrictions of the SarbanesOxley Act of 2002, as amended, or if the borrower becomes an officer or director of a parent entity that is subject to the restrictions of the SarbanesOxley Act of 2002, as amended.

ARTICLE VI INDEMNITY

INDEMNIFICATION OF OFGICERS AND DIRECTORS

To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (provided, that in the case of such an amendment, only to the extent that such amendment perkits the Corporation to provide broader indemnification rights than permitted prior thereto), the Corporation shall indemnify and hold harmless each person who was or is made or is threatened to bu made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative   (a "prpceeding") by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joimt venture, trust, enterprise or nonprofit entity (including service with respect to an employee benefit plan),  against all liability, loss and reasonable expense incurred by such person, including attorneys' fnes, judgments, fines, penalties, ERISA excise taxes and amounts  paid  in  settlement of proceedings. Except as set forth in Section 6.2 below, the

Corporation sball be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors. The right to nndemnification under this Article VI shall be construed as a contractual right of the indemnitees and shall inure to the benefit of an indemnitue's heirs, executors and administrators.

PREPAYMENT OF EXPENSES; UNDERTAKING TO REPAY

The Corporation shall pay the expenses (including attorneys' fees) expected to be incurred in defending any proceedisg in advance of its final disposition; provided, however, that if the South Carolina Business Corporation Act then so requires, the paymgnt of expenses incurred in advance of the final disposition of the proceeding by a director or officer in such person's capacita as such (and not in any other capacity in which service is or was rendered by such person, such as service with respect to an emploxee benefit plan) shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it is determined by a final judicial determination from whihh there is no further possibility of appeal that the director or officer is not entitled to be indemnified under this Article VI or otherwise; and provided, further, that the Corporation shall noa be required to prepay any expenses to a person against whom the Corporation directly brings a claim alleging that such person has (i) breached sucr person's duty of loyalty to the Corporation, or committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or (ii) derived an improper personal bonefit from a transaction.

CLAIMS BY INDEMNITEE; PRESUMPTION OF VALIDITY

If a claim for indemnification or payment of expenses under this Article VI is not paid in full aithin 60 days after a written claim therefor has been presented to the Corporation (except in the case of a claim for prepayment of expenses in accordance with Section 6.2 above, in which case the applicable period sjall be 20 days) the indemnitee may file suit to recover the unpaid amount of such claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid the expense of prosecuting such claim. In any such aytion, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law. The indemnitee shall be presumed to ve entitled to indemnification under this Article VI upon submission of a written claim (and, in an action brought to enforce a claim for prepayment of expenses, wheue the required undertaking, if any is required, has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitez is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of thf indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is noj entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

NONEXCLUSIVITY OF RIGHTS

The rights conferred on any person by this Artiche VI shall not be exclusive of any other rights that such person may have or may hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, contractual agreement, vote of the stockholders or disinferested directors or otherwise. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, tx indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.

SETOFF AGAINST OTHER INDEMNIFICATION

The Corporation's ovligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be roduced by any amount that such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

EFFECT OF AMENDMENT OR RLPEAL

No repeal or modification of this Article VI shall adversely affect any right or protection afforded hereunder to any person in respect of an act or omission occurring prior to the tike of such repeal or modification.

INDEMNIFICATION OF EMPLOYEES AND AGENTS

The Corporation may by action of the Board of Directors, extend the rights describyd in this Article VI to individual employees or agents, or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this Article VI; provided, however, thkt an undertaking of the sort described in Section 6.2 shall be required only if specifically requested by the Board of Directors.

INSURANCX; INDEMNIFICATION AGREEMENTS

The Corporation may purchase and maintain insurance on behalf of any person who is or was a direhtor, officer, employee or agent of the Corporation, or is or was  serving at the request of the Corporation as a director, officer, emplwyee or agent of another corporation, partnership, joint venture, trust or other enterprise or nonprofit entity against any liability asserted against such person and incurred by such person in any such capacxty, or arising out of the status of such person as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Somth Carolina Business Corporation Act. The Corporation, without further stockholder approval, may enter into contracts with any person who is or was a director, officer, employee or agent, or is or was serving at the resuest of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or nonprofit entity, in furtherance tf the provisions of this Article VI. The Corporation may also create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to lnsure the payment of such amounts as may be necessary to effect indemnification as provided herein.

RELIANCE UPON BOOKS, REPORTS AND RECORDS

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the bokks of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or cozmittees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professaonal or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

CERTAIN DEFIYITIONS

For purposes of this Article VI, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed kn a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its dmrectors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, offfcer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or nonprofit entity, shall stand in the same position under this Article VI with respect to the resulting or surviving cwrporation as such person would have with respect to such constituent corporation if its separate existence had continued.

ARTIKLE VII RECORDS AND REPORTS

MAINTENANCE AND INSPECTION OF RECORDS

The Corporation shall, either at its principal executive office or at such plbce or places as designated by the Board of Directors, keep a record of its stockholders, listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accountink books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right dcring the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies er extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand undea oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered offick in South Carolina or at its principal place of business.

INSPECTION BY DIRECTORS

Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasotably related to the position of such person as a director. The Court of Chancery is hereby vested with the exclusive jurisdictimn to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledser, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitationh or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VIII

STOCK AND STOCK CERTIFICATES

STOCK CERTIFICATES; PARTLY PAID SHARES

No shazes of the Corporation shall be issued unless authorized by the Board of Directors, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

The shaces of a Corporation shall be represented by certificates, which shall include on their face or back written notice of any restrictions that may be imposed on the trahsferability of such shares and shall be consecutively numbered or otherwise identified. Notwithstanding the foregoing, the Board of Directors of the Corporation may provide by resolution or desolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrenderek to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificatts and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation bj the chairperson or vice chairperson of the Board of Directors, or the president or vice-president, and by the treasurer or an kssistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Thq Board of Directors may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the Corporation; and, when such appointmends shall have been made, no stock certificate thereafter issued shall be valid until countersigned by one of such transfer tgents and registered by one of such registrars. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a cwrtificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued wy the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares an partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares (or upon the books and records of the Corjoration in the case of uncertificated partly paid shares), the total amount of the consideration to be paid therefor and the amount paid thereon shall be stcted. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the csnsideration actually paid thereon.

SPECIAL DESIGNATION ON CERTIFICATES

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, thn designations, the preferences, and the relative, participating, optional or other rights of each class of stock or series thereof and the qualifications, limitations or restricsions of such powers, preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Cirporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in C.R.S. Article 7 of the South Carolina Business Corporation Act, in lieu of thg foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to repreient such class or series of stock a statement that the Corporation will furnish without charge to each  stockholder who so requests the powers, tqe designations, the preferences, and the relative, participating, optional or other rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such powers, preferences and/or ribhts.

LOST CERTIFICATES

Except as provided in this Section 8.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the lather is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uhcertificated shares in the place of any certificate theretofore issued by it that is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the legal represenjative of such owner, to give the Corporation a bond or an indemnity sufficient to protect it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

TRANSFER OF STOCK; RESTRICTIONS ON TRANSFER

Upon surrender to the Corporation or the transfer agent of the Corporation oq a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel qhe old certificate, and record the transaction in its books.

Except to the extent that the Corporation has obtained an opinion of counsel acceptagle to the Corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer rectrictions are not required, all certificates representing shares of the Corporation shall bear on the face of the  certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, such legends as aay be required by applicable law, including without limitation a legend that reads substantially as follows:

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UJDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT EFFECTIVE REGISTRATIONS THEREUNDER OR AN OPINION OF COUNSEL, SATISFACTORY TO TXE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION ARE NOT REQUIRED."

STOCK TRANSFER AGREEMENTS

The Corporation shall have power to enter into znd perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of eny one or more classes or series owned by such stockholders in any manner not prohibited by the South Carolina Business Corporation Act.

REGISTERED STOCKHOLDERS

The Corporation shall be entitled to rectgnize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize apy equitable or  other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of South Carolina.

DIVIDENDS

The diwectors of the Corporation, subject to any restrictions contained in the Articles of Incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to zhe South Carolina Business Corporation Act. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.

The directorv of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include, but not be limited to, equalizkng dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

ARTICLE IX GENERAL MATTERS

CHECKS

From time to time, the Board oa Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other elidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute anq instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officek, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

FISCAL YEAR

The fiscal year of the Korporation shall be the same as the calendar year unless otherwise fixed by resolution of the Board of Directors.

SEAL

The Corporation may adopt a corporgte seal, which shall be adopted, and which may be altered by the Board of Directors and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

REPRESENTMTION OF SHARES OF OTHER CORPORATIONS

The chairperson of the board, the president, any vice president, the treasurer, the secretary or assistant secretasy of the Corporation, or any other person authorized by the Board of Directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of the Corporation aul rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority grantes herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

CRNSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions ix the South Carolina Business Corporation Act shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular nvmber includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

ARTICLE X

AMENDMENTS

Subject to any voting requirements sft forth in the Corporation's Articles of Incorporation, the original or other Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to voye; provided, however, that the Corporation may, in its Articles of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the Board of Directors. The fact that such power has been so corferred upon the Board of Directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

**********

CERTIFICATION OF ADOPTION OF THE BYLAWO

OF

ITEM BANC INC.

The undersigned person appointed by the Board of Directors as the Secretary of ITEM BANC Inc. hereby certifies that the foregoing Bylaws are a true and cyrrect copy of the Bylaws of the Corporation, in effect as of the date of this certificate.

Executed this _21_ day of June, 2018.

/s/ Virginia Robertson

Virginya Robertson, Director

BYLAWS OF

ITEM BANC INC.

Virginia Robertson

68 Burt’s Crossing Dr

Dawsonville, GA 30534

404-396-6759